Exhibit 99.1

McCLATCHY ANNOUNCES COMPLETION OF SACRAMENTO SALE-LEASEBACK AND KANSAS CITY BUILDING SALE

McCLATCHY TO LIST SHARES ON NYSE AMERICAN

McCLATCHY ANNOUNCES CONTRACT WITH RECRUITOLOGY FOR EMPLOYMENT CLASSIFIED ADVERTISING SOLUTIONS

SACRAMENTO, Calif., Sept. 7, 2017 — The McClatchy Company (NYSE-MNI) (“McClatchy” or the “company”) announced that in the last week it has completed the sale of The Kansas City Star’s office building and land to 1729 Grand Boulevard, LLC, a 3D Development company, and The Sacramento Bee building and surrounding land in Sacramento, California to affiliates of Shopoff Advisors L.P. Together, the two transactions resulted in gross proceeds of $56.75 million.

The Sacramento transaction is a sale-leaseback of the company’s buildings and land with initial annual rent payments of $4.365 million over a 15-year term beginning on September 6, 2017. In connection with its bond indenture on its unsecured notes maturing in 2027 and 2029, McClatchy will be required to repurchase approximately $32 million in publicly traded bonds within 90 days of entering into the lease on the Sacramento buildings and land. The company will also be required, within 365 days, to offer its net after tax proceeds of approximately $44.8 million from the two transactions to its senior secured bondholders of notes due in 2022 at par, or to reinvest the net proceeds into the business.

On September 1, 2017, the company retired all of the approximately $16.9 million of outstanding 5.750% Notes that matured on the same date. Coupled with the redemption of debt in our recent offering on the 9.00% Secured Notes, outstanding debt was $840 million on September 1, 2017.

Separately, McClatchy announced that its Class A common stock has been approved for listing on the NYSE American LLC (“NYSE American”), and the listing will be transferred from the New York Stock Exchange (“NYSE”). The Company’s Class A shares will continue to trade under the symbol “MNI.” McClatchy shares are expected to begin trading on the NYSE American on September 12, 2017 and will continue to trade on the NYSE’s “Big Board” until that time. The NYSE American is an enhanced market for small to mid-cap companies that more closely reflects McClatchy’s capital structure.

Finally, McClatchy has entered into an agreement with Recruitology to provide employment services to customers across its 30 markets. This is a continuation of a nearly 10-year relationship with the company, a 2017 winner of the News Media Alliance’s award for innovation. Together McClatchy and Recruitology are providing employers with a one-stop solution that delivers results, while also growing McClatchy’s market share of local recruitment advertising.

Craig Forman, McClatchy’s president and CEO said, “We are delighted to have completed our Sacramento sale-leaseback and the sale of the Kansas City office building. Coupled with the proceeds and distribution related to the sale of a majority of our interest in CareerBuilder, which was completed earlier this year, we have increased our cash position to approximately $127 million and debt has been reduced more than $18 million, bringing net debt, that is, debt net of cash to $713 million.

“As you can see, with these proceeds and our retirement last week of the entirety of our 2017 bonds, McClatchy continues to improve its balance sheet. We now face no material debt maturities until 2022, providing clarity to stakeholders as we continue to accelerate the pace and cadence of our digital transformation.

“We also announced our return to the NYSE American—a sort of ‘coming back to our roots’ as McClatchy initially went public on the American Stock Exchange in 1988. And while we remain within the limits for Big Board equity trading, we believe that the NYSE American trading platform is a better fit for our new capital structure while allowing us to maintain our long-term relationship with the NYSE.”

Forman also noted that, “We are excited, too, about continuing our relationship with Recruitology. This smart recruiting solution gives employers hyper-targeted reach to the right candidates through top local sites, national brands, social media and a network of niche digital properties. And by combining McClatchy’s 66 million unique monthly visitors to its local sites with Recruitology’s intelligent job matching, we can offer employers access to the right candidates on the right sites.”

McClatchy noted that it expects to release its third-quarter 2017 results from operations on October 16, 2017, and will provide a further business update at that time.

About McClatchy

McClatchy is publisher of iconic brands such as the Miami Herald, The Kansas City Star, The Sacramento Bee, The Charlotte Observer, The (Raleigh) News & Observer, and the (Fort Worth) Star-Telegram. McClatchy operates 30 media companies in 29 U.S. markets in 14 states, providing each of its communities with high-quality news and advertising services in a wide array of digital and print formats. McClatchy is headquartered in Sacramento, Calif., and listed on the New York Stock Exchange under the symbol MNI.

Additional Information

Statements in this press release regarding future financial and operating results, including our strategies for success and their effects, our real estate monetization efforts and the repurchase of outstanding notes, the future of CB, revenues, and management’s efforts with respect to cost reduction efforts and efficiencies, cash expenses, revenues, adjusted EBITDA, debt levels, interest costs and creation of shareholder value as well as future opportunities for the company and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements  as defined in the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: McClatchy may not generate cash from operations, or otherwise, necessary to reduce debt or meet debt covenants as expected; we may not be successful in reducing debt whether through tenders offers, open market repurchase programs or other negotiated transactions; including sales of real estate properties may not close as anticipated or result in cash distributions in the amount or timing anticipated; McClatchy may not successfully implement audience strategies designed to increase audience revenues and may experience decreased audience volumes or subscriptions; McClatchy may experience diminished revenues from advertising; McClatchy may not achieve its expense reduction targets including efforts related to legacy expense initiatives or may do harm to its operations in attempting to achieve such targets; McClatchy’s operations have been, and will likely continue to be, adversely affected by competition, including competition from internet publishing and advertising platforms; increases in the cost of newsprint; bankruptcies or financial strain of its major advertising customers; litigation or any potential litigation; geo-political uncertainties including the risk of war; changes in printing and distribution costs from anticipated levels, including changes in postal rates or agreements; changes in interest rates; changes in pension assets and liabilities; changes in factors that impact pension contribution requirements, including, without limitation, the value of the company-owned real property that McClatchy has contributed to its pension plan; increased consolidation among major retailers in our markets or other events depressing the level of advertising; our inability to negotiate and obtain favorable terms under collective bargaining agreements with unions; competitive action by other companies; an inability to fully implement and execute its share repurchase plan; and other factors, many of which are beyond our control; as well as the other risks detailed from time to time in the company’s publicly filed documents, including the company’s Annual Report on Form 10-K for the year ended Dec. 25, 2016, filed with the U.S. Securities and Exchange Commission. McClatchy disclaims any intention and assumes no obligation to update the forward-looking information contained in this release.

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Contact:	Stephanie Zarate Investor Relations Manager (916) 321-1931 szarate@mcclatchy.com